Exhibit 99.1

SEAPORT ENTERTAINMENT GROUP REPORTS THIRD QUARTER 2024 RESULTS

NEW YORK, NY, NOVEMBER 7, 2024 – Seaport Entertainment Group Inc. (NYSE American: SEG) (“Seaport Entertainment Group,” “SEG” or the “Company”) announced today its operating and financial results for the quarter ended September 30, 2024.

Third Quarter 2024 Highlights

◾

Completed the previously announced separation from predecessor parent company Howard Hughes Holdings Inc. (NYSE: HHH) (“Howard Hughes”) on July 31, 2024 (the “Separation”), and is now an independent, standalone publicly traded company listed on the NYSE American under the ticker symbol SEG.

◾

Reported a net loss of ($32.5) million, or ($5.89) per basic and diluted share attributable to common stockholders, compared with a net loss of ($736.2) million, or ($133.31) per basic and diluted share attributable to common stockholders for the third quarter of 2023.

◾	Total revenues were $39.7 million compared to $40.5 million for the prior year quarter.

Other Recent Highlights

◾

Completed the previously announced rights offering on October 17, 2024, issuing 7,000,000 shares of common stock at a price per share of $25.00, generating net proceeds to the Company of approximately $166.7 million.

◾	Signed a license agreement with The Dead Rabbit to brand The Rooftop at Pier 17 food & beverage operations during the Company’s holiday and winter programming beginning November 2024.
◾

Extended the Company’s programming agreement with Live Nation for five years, effective January 1, 2025, for The Rooftop at Pier 17, the Company’s one-of-a-kind live music experience with panoramic views of some of New York City’s most iconic landmarks.

◾	Launching year-round concert and event programming in partnership with Live Nation for The Rooftop at Pier 17 utilizing a seasonal floor-to-ceiling glass enclosure, commencing in fall/winter 2025.

“We are excited to embark on a new chapter following our recent public listing and successful rights offering. These key milestones position us to focus on long-term value creation as we implement innovative strategies across our portfolio intended to enhance operational efficiencies and strengthen cash flow,” said Anton Nikodemus, Chairman, President and Chief Executive Officer of Seaport Entertainment Group. “Looking ahead, we are building momentum by forging strategic partnerships and prioritizing a customer-centric approach to reimagining the customer experience across many of our assets. This emphasis on partnerships and the customer is ultimately what we believe will enable our development of a true entertainment platform that optimizes our unique real estate and market positioning to create long-term shareholder value.”

Seaport Entertainment Group	NYSE American: SEG	199 Water Street, 28th Floor, New York, NY 10038

Quarterly Results

The table below provides a summary of the Company’s consolidated operating and financial results for the three months ended September 30, 2024, which includes periods during Howard Hughes’ ownership, prior to the Company’s Separation:

	For the Three Months Ended September 30, 2024	For the Three Months Ended September 30, 2023	Variance to Comparable Period in Prior Year
Total Revenues	$39,697	$40,486	$(789)	(1.9%)

Net loss	$(32,274)	$(736,154)	$703,880	95.6%
Net loss attributable to common stockholders	$(32,511)	$(736,154)	$703,643	95.6%
Net loss attributable to common stockholders per share	$(5.89)	$(133.31)	$127.42	95.6%

Note: $ in thousands, except per share data.

Year-to-Date Results

The table below provides a summary of the Company’s consolidated operating and financial results for the nine months ended September 30, 2024, which includes periods during Howard Hughes’ ownership, prior to the Company’s Separation:

	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023	Variance to Comparable Period in Prior Year
Total Revenues	$88,292	$92,775	$(4,483)	(4.8%)

Net loss	$(111,349)	$(802,057)	$690,708	86.1%
Net loss attributable to common stockholders	$(111,586)	$(802,057)	$690,471	86.1%
Net loss attributable to common stockholders per share	$(20.21)	$(145.25)	$125.04	86.1%

Note: $ in thousands, except per share data.

Capital Markets and Balance Sheet

As of September 30, 2024, the Company had $27.8 million in cash, cash equivalents and restricted cash, plus $5.0 million of undrawn availability under its $5.0 million unsecured revolving credit facility, and $103.4 million of consolidated debt outstanding at an effective weighted-average interest rate of 8.0%. As of September 30, 2024, 41% of consolidated debt was fixed at a weighted-average interest rate of 4.9%. The remaining 59% of the Company’s consolidated debt is floating at a weighted-average interest rate of 10.2% before the effects of the Company’s total return swap, which reduces the effective rate of the floating rate debt to 9.7%. Additionally, 100% of the Company’s outstanding debt is asset-specific, secured debt, and the weighted-average maturity of the Company’s consolidated debt is approximately 9.0 years. The Company has no meaningful debt maturities until Q3 2029.

During the quarter ended September 30, 2024, the Company completed the following notable capital markets activities:

◾

The Company completed its previously announced Separation from predecessor Howard Hughes on July 31, 2024, and is now an independent, standalone publicly traded company listed on the NYSE American under the ticker symbol “SEG”.

◾

Prior to the Separation, a subsidiary of Howard Hughes that became a subsidiary of the Company in connection with the Separation issued 10,000 shares of 14.0% Series A Cumulative Redeemable Preferred Stock with an aggregate liquidation preference of $10.0 million. The Series A Preferred Stock is intended to preserve certain tax benefits for HHH and is not redeemable by the Company prior to July 11, 2029, except under limited circumstances.

Seaport Entertainment Group	NYSE American: SEG	199 Water Street, 28th Floor, New York, NY 10038

◾

Also in connection with the Separation, on July 31, 2024, the Company entered into a revolving credit agreement (the “Revolving Credit Agreement”) with Howard Hughes, as lender. The Revolving Credit Agreement provides for a revolving commitment of $5.0 million, with an interest rate of 10.0% and a term of one year.

Subsequent to the quarter ended September 30, 2024, the Company completed the following notable capital markets activity:

◾	Completed the previously announced rights offering, issuing 7,000,000 shares of common stock at a price per share of $25.00, generating net proceeds to the Company of approximately $166.7 million.

Investor Conference Call and Webcast

The Company will not be conducting an investor conference call for the quarter ended September 30, 2024. The Company anticipates hosting its first investor conference call in March 2025 when it reports its operating and financial results for the full year 2024.

About Seaport Entertainment Group (NYSE American: SEG)

Seaport Entertainment Group (NYSE American: SEG) is a premier entertainment and hospitality company formed to own, operate, and develop a unique collection of assets positioned at the intersection of entertainment and real estate. Seaport Entertainment Group’s focus is to deliver unparalleled experiences through a combination of restaurant, entertainment, sports, retail and hospitality offerings integrated into one-of-a-kind real estate that redefine entertainment and hospitality. For more information, please visit www.seaporentertainment.com.

Safe Harbor and Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to: risks related to macroeconomic conditions; changes in discretionary consumer spending patterns or consumer tastes or preferences; risks associated with the Company’s investments in real estate assets and trends in the real estate industry; the Company’s ability to obtain operating and development capital on favorable terms, or at all; the Company’s ability to renew its leases or re-lease available space; the Company’s ability to compete effectively; the Company’s ability to successfully identify, acquire, develop, and manage properties on terms that are favorable to it; the impact of uncertainty around, and disruptions to, the Company’s supply chain; risks related to the concentration of the Company’s properties in Manhattan and the Las Vegas area; extreme weather conditions or climate change that may cause property damage or interrupt business; the impact of water and electricity shortages on the Company’s business; the contamination of the Company’s properties by hazardous or toxic substances; catastrophic events or geopolitical conditions that may disrupt the Company’s business; actual or threatened terrorist activity and other acts of violence, or the perception of a heightened threat of such events; risks related to the disruption or failure of information technology networks and related systems; the Company’s ability to attract and retain key personnel; the Company’s inability to control certain properties due to the joint ownership of such property; the significant influence Pershing Square has over the Company; the financial and operating performance of the Company; and the other factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date of this press release, or in the case of any document incorporated by reference, the date of that document. The Company is under no obligation to publicly update or revise and forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual result to differ materially from these expressed or implied in any forward-looking statements as disclosed from time-to-time in our filings with the SEC.

Seaport Entertainment Group	NYSE American: SEG	199 Water Street, 28th Floor, New York, NY 10038

Contacts:

Investor Relations:

Seaport Entertainment Group Inc.

T: (212) 732-8257

ir@seaportentertainment.com

Media Relations:

The Door

theseaport@thedooronline.com

Seaport Entertainment Group	NYSE American: SEG	199 Water Street, 28th Floor, New York, NY 10038

Seaport Entertainment Group

Condensed Consolidated and Combined Balance Sheets

(in thousands except par value amounts)

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Buildings and equipment	$532,415	$528,299
Less: accumulated depreciation	(216,211)	(203,208)
Land	9,497	9,497
Developments	142,216	102,874
Net investment in real estate	467,917	437,462
Investments in unconsolidated ventures	33,879	37,459
Cash and cash equivalents	23,727	1,834
Restricted cash	4,041	42,011
Accounts receivable, net	9,351	13,672
Deferred expenses, net	4,285	4,379
Operating lease right-of-use assets, net	39,284	40,884
Other assets, net	40,320	39,112
Total assets	$622,804	$616,813

LIABILITIES
Mortgages payable, net	$102,542	$155,628
Operating lease obligations	47,630	48,153
Accounts payable and other liabilities	28,925	28,139
Total liabilities	179,097	231,920
Commitments and Contingencies	—	—
EQUITY
Preferred stock, $0.01 par value, 20,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 480,000 shares authorized, 5,704 issued and outstanding in 2024 and none issued or outstanding in 2023	57	—
Additional paid in capital	443,783	—
Accumulated deficit	(10,033)	—
Net parent investment	—	384,893
Stockholders' equity	433,807	384,893
Noncontrolling interest in subsidiary	9,900	—
Total equity	443,707	384,893
Total liabilities and equity	$622,804	$616,813

Seaport Entertainment Group	NYSE American: SEG	199 Water Street, 28th Floor, New York, NY 10038

Seaport Entertainment Group

Condensed Consolidated and Combined Statements of Operations

(in thousands except share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
REVENUES
Sponsorships, events, and entertainment revenue	$24,703	$24,482	$47,534	$50,643
Hospitality revenue	8,817	10,677	21,735	25,633
Rental revenue	6,165	5,326	18,929	16,495
Other revenue	12	1	94	4
Total revenues	39,697	40,486	88,292	92,775

EXPENSES
Sponsorships, events, and entertainment costs	18,196	16,166	35,601	36,988
Hospitality costs	8,373	8,495	22,308	23,983
Operating costs	11,615	11,261	34,440	31,272
Provision for (recovery of) doubtful accounts	298	104	2,558	91
General and administrative	18,319	7,220	53,486	19,713
Depreciation and amortization	7,694	13,636	21,101	40,036
Other	—	30	—	51
Total expenses	64,495	56,912	169,494	152,134

OTHER
Provision for impairment	—	(672,492)	—	(672,492)
Other income (loss), net	4,798	23	4,715	26
Total other	4,798	(672,469)	4,715	(672,466)
Operating income (loss)	(20,000)	(688,895)	(76,487)	(731,825)
Interest income (expense)	(3,133)	(592)	(8,889)	(1,849)
Equity earnings (losses) from unconsolidated ventures	(7,578)	(46,619)	(24,410)	(68,335)
Loss on early extinguishment of debt	(1,563)	(48)	(1,563)	(48)
Income (loss) before income taxes	(31,274)	(736,154)	(111,349)	(802,057)
Income tax expense (benefit)	—	—	—	—
Net loss	(31,274)	(736,154)	(111,349)	(802,057)
Preferred distributions to noncontrolling interest in subsidiary	(237)	—	(237)	—
Net loss attributable to common stockholders	$(32,511)	$(736,154)	$(111,586)	$(802,057)

Total weighted average shares
Basic	5,522	5,522	5,522	5,522
Diluted	5,522	5,522	5,522	5,522

Earnings (loss) per share attributable to common shareholders
Basic	$(5.89)	$(133.31)	$(20.21)	$(145.25)
Diluted	$(5.89)	$(133.31)	$(20.21)	$(145.25)

Seaport Entertainment Group	NYSE American: SEG	199 Water Street, 28th Floor, New York, NY 10038